UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2017

Helix TCS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55722	81-4046024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

5300 DTC Parkway, Suite 300 Greenwood Village, CO 80111
(Address of principal executive offices)

Registrant’s telephone number, including area code (720) 328-5372

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 16, 2017, Helix TCS, Inc. (the “Company”) executed an amendment (collectively, the “Amendments”) to each of: (i) the 10% Fixed Secured Convertible Promissory Note by and between the Company and RedDiamond Partners LLC (the “Holder”), dated February 13, 2017, with a principal amount outstanding, including accrued interest, of $281,900 as of November 16, 2017 (“Note 1”); (ii) the 10% Fixed Secured Convertible Promissory Note by and between the Company and the Holder, dated February 13, 2017, with a principal amount outstanding, including accrued interest, of $38,441 as of November 16, 2017 (“Note 2”); and (iii) the 10% Fixed Secured Convertible Promissory Note by and between the Company and the Holder, dated April 16, 2017, with a principal amount outstanding, including accrued interest, of $131,107 as of November 16, 2017 (“Note 3”, and, together with Note 1 and Note 2, the “Notes”).

The Amendments change the conversion price of each of the Notes to be equal to a 40% discount to the lowest one-day volume average weighted price during the 30 trading days preceding such conversion. The Amendments also change the maturity date of each of the Notes to the six-month anniversary of the Amendments. Additionally, the interest rate of each of the Notes is changed to 5% per annum. The Amendments also allow each of the Notes to be prepaid at any time at 110% of the unpaid principal and accrued interest. Finally, the amendments to Note 2 and Note 3 include a provision reducing the then principal amount outstanding by 15% if the Company tenders payment in full on or before November 21, 2017.

The description of the Amendments provided above is qualified in its entirety by reference to the full and complete terms of the Amendments, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX TCS, INC.

Date: November 17, 2017	/s/ Zachary L. Venegas
Zachary L. Venegas
Chief Executive Officer

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